Exhibit 23(a)


                  INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registra-tion Statement of Kentucky Power Company on Form S-3 of our reports dated February 25, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Kentucky Power Company for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





Deloitte & Touche LLP

Columbus, Ohio
September 15, 1997


                      ____________________




                            CONSENTS

     The consent of Simpson Thacher & Bartlett is or will be filed as an exhibit hereto.




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